DRAFT
                                                               2/1/2000 12:15 PM
FOR IMMEDIATE RELEASE:
----------------------

                                  Contact: Robert N. Elkins, M.D.
                                  Chairman & CEO
                                  Marc B. Levin
                                  Executive Vice President
                                  Integrated Health Services, Inc.
                                  (410)773-1000



                                  Available on the Internet: http://www.Ihs.com

     INTEGRATED HEALTH SERVICES RECEIVES APPROVAL OF FIRST DAY ORDERS IN CONNECTION WITH RESTRUCTURING UNDER CHAPTER 11

Sparks,  MD, February 3, 2000 - Integrated  Health Services,  Inc. (OTC Bulletin
Board: IHSV) today announced that the United States Bankruptcy Court for the District of Delaware entered first day orders granting authority to the Company and its subsidiaries to pay pre-petition and post-petition employee wages, salaries, benefits and other employee obligations. The Court also approved orders granting authority, among other things, to pay pre-petition claims on certain critical vendors and patient obligations. Until approval of its plan of reorganization, the Company intends to pay post-petition claims of all other vendors and providers in the ordinary course of business.

The Court also approved, on an interim basis, the Company's $300 million debtor-in-possession (DIP) financing with Citibank, N.A. The final hearing on the DIP financing is scheduled for February XX, 2000. The DIP financing and existing cash flows will be used to fund the Company's ongoing operations during the restructuring and will be more than ample for such purposes.

                                     -more-

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Integrated  Health Services is a highly  diversified  health services  provider, offering a broad spectrum of post-acute medical and rehabilitative services through its nationwide healthcare network. IHS's post-acute services include
home  respiratory   services,   subacute  care,  long  term  care  and  contract
rehabilitation services.

Statements in this press release concerning the Company's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, and product or service line growth, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Any forward-looking statements are estimates, reflecting the best judgment of the party making such statements based upon currently available information and involve a number of risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Risks, uncertainties and factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the Company should be considered in light of those factors. Such factors may include, without limitation, the availability and terms of capital in light of recent losses, cash flow shortfalls and the Company's Chapter 11 bankruptcy filing; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; the Company's ability to attract patients given its current financial position; and the effects of healthcare reform and legislation on the Company's business strategy and operations. There can be no assurance that factors will not affect the accuracy of such forward-looking statements. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.


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